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                            CERTIFICATE OF AMENDMENT

                                       OF

                               LIMITED PARTNERSHIP



                  Qualis Care, L.P., a limited partnership formed under Delaware law, DOES HEREBY CERTIFY:

                  FIRST: that the registered office of Qualis Care, L.P. in the State of Delaware be and hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                  IN WITNESS WHEREOF, Qualis Care, L.P. has caused this statement to be signed by the Chief Operating Officer as authorized by the Management Committee acting as its general partner this 25th day of October, 1995.



                                            /s/ Michael D. Gervais
                                            -----------------------------------
                                            By:  Michael D. Gervais
                                                 Chief Operating Officer
                                                 Qualis Care, L.P.